EXHIBIT 99.3

Note from Mark Zuckerberg

Everything we do at Facebook is focused on our mission to make the world more open and connected.

To maintain our focus on this mission, we have always been a founder-led company. This structure has helped us resist the short term pressures that often hurt companies. It has helped us grow our community, build our business and create shareholder value. It has given us the freedom to prioritize your product experience and invest in new apps like Instagram -- decisions that don't always pay off right away, but that we believe help us serve our community and our shareholders.

When I look out at the future, I see more bold moves ahead of us than behind us. We're focused not on what Facebook is today, but on what it can be, and what it needs to be for our community. That means investing in areas like spreading connectivity, building artificial intelligence and developing virtual and augmented reality. I am committed to our mission and to leading Facebook there over the long term.

While helping to connect the world will always be the most important thing I do, there are more global challenges that I feel a responsibility to help solve -- like helping to cure all diseases by the end of this century, upgrading our education system so it's personalized for each student, and protecting our environment from climate change. That's why Priscilla and I created the Chan Zuckerberg Initiative and committed to give 99 percent of our Facebook shares during our lives to advance human potential and promote equality.

Today, Facebook's board of directors is announcing a proposal to create a new class of stock that will allow us to achieve both goals. I'll be able to keep founder control of Facebook so we can continue to build for the long term, and Priscilla and I will be able to give our money to fund important work sooner. Right now, there are amazing scientists, educators and doctors around the world doing incredible work. We want to help them make a bigger difference today, not 30 or 40 years down the road.

If this proposal goes into effect, we'll get to keep improving your Facebook experience the way we do today. And over the long term, I think you'll have better services and be part of a stronger community as a result. I believe in our community and the good we can do in the world, and I'm looking forward to continuing this journey with you.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for Facebook’s 2016 Annual Meeting of Stockholders (the 2016 Annual Meeting). Facebook intends to file with the Securities and Exchange Commission (the SEC) and make available to Facebook stockholders of record on April 29, 2016 a proxy statement containing important information about a proposal to amend and restate Facebook’s existing certificate of incorporation to provide for a new class of non-voting capital stock and potentially declare a dividend of two shares of that new class of capital stock for each outstanding share of Facebook’s existing capital stock (the Reclassification Proposal) and certain other matters to be considered by the stockholders of Facebook at its 2016 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, FACEBOOK STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECLASSIFICATION PROPOSAL AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2016 ANNUAL MEETING.

Investors will be able to obtain the proxy statement and other relevant materials, when available, free of charge at the SEC’s website (http://www.sec.gov). In addition, documents filed with the SEC by Facebook, including the proxy statement when available, and the Annual Report on Form 10-K for the year ended December 31, 2015, will be available free of charge from Facebook’s Investor Relations website at investor.fb.com.

Participants in the Solicitation

Facebook and its directors, nominees, and executive officers may be deemed to be participants in the solicitation of proxies from Facebook’s stockholders with respect to the matters to be considered at the 2016 Annual Meeting, including the Reclassification Proposal. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of these persons will be described in the proxy statement to be filed with the SEC.